UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
(Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934)
Date of Report (Date of earliest event reported): August 2, 2007
PHOENIX TECHNOLOGIES LTD.
(Exact name of registrant as specified in charter)

Delaware	0-17111	04-2685985

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 Murphy Ranch Road, Milpitas, California	95035

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 570-1000
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01 Entry into a Material Definitive Agreement
On August 2, 2007, Phoenix Technologies Ltd. (the “Company”) entered into an Asset Purchase Agreement (“APA”) to purchase certain intellectual property assets relating to the laptop computer software security products (the “Products”) of XTool Mobile Security, Inc. (“XTool”). The closing of the transaction was contemporaneous with the signing of the APA. In addition to consideration paid to XTool at closing, the APA provides for up to two earn-out payments to XTool over the next 12 months if certain metrics are achieved. The APA contains representations, warranties, covenants and indemnification provisions that are typical for transactions of this type.
In connection with the APA, the Company entered into Non-Competition Agreements with each of the founders of XTool which restrict the founders’ ability to engage in the Products business as conducted by XTool as of the closing of the transaction for a period of two years. In addition, the Company and XTool entered into a Consulting Services Agreement whereby XTool will provide certain consulting services to the Company relating to the incorporation of the acquired intellectual property assets into the Company’s products.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2007	Phoenix Technologies Ltd.
/s/ Timothy C. Chu
Timothy C. Chu
Vice President, General Counsel and Secretary